                                                                    EXHIBIT 99.1


                               700 LOUISIANA STREET            FAX: 713 225-6475
                               SUITE 4300                TELEPHONE: 713 570-3200
                               HOUSTON, TEXAS  77002

(PIONEER LOGO)



                                  PRESS RELEASE

                         PIONEER ANNOUNCES 2003 RESULTS

     Houston, Texas (March 30, 2004) - Pioneer Companies, Inc. [OTC: PONR] today reported that for the year ended December 31, 2003, it had net income of $18.2 million, or $1.79 per diluted share, on revenues of $378.7 million, compared to a net loss of $4.8 million, or $0.48 per share, on revenues of $316.9 million for the year ended December 31, 2002. Pioneer reported a net loss of $5.2 million, or $0.50 per diluted share, in the fourth quarter of 2003 as compared to a net loss of $11.2 million, or $1.12 per share, in the comparable quarter in 2002. Revenues for the fourth quarter of 2003 were $93.3 million as compared to $84.3 million for the same period in 2002.

     Pioneer realized an average ECU netback of $382 in 2003, compared to $270 in 2002, and revenues also improved as a result of higher volumes and prices related to sales of bleach in the western U.S. Pioneer's ECU production was 671,000 tons in 2003, representing 93% of current production capacity.

     A $44.2 million increase in cost of sales - products for 2003 primarily included increased electricity costs, operating and maintenance costs, costs of products purchased for resale and other variable production costs. The fourth quarter increase of $11.7 million as compared to the year-earlier period resulted from higher costs in the same categories.

     Selling, general and administrative expenses in 2003 were largely unchanged from 2002, with increased bad debt expense of $2.1 million in 2003 offsetting $2.0 million of higher personnel costs and professional fees in 2002. Fourth quarter selling, general and administrative expenses were $3.2 million and $6.7 million in 2003 and 2002, respectively. The decrease was primarily related to lower personnel costs of $2.5 million and lower professional fees of $0.8 million in 2003.

     Other significant charges and credits, not specifically related to plant operating and maintenance activities and which affect the comparability of operating income between periods, are as follows (amounts in millions):

                                                   Three Months Ended              Year Ended
                                                      December 31,                 December 31,
                                               ------------------------      ------------------------
                                                  2003           2002           2003           2002
                                               ---------      ---------      ---------      ---------
Operating income (loss) ..................     $     0.3      $    (4.5)     $    39.8      $    12.8

Charges (credits)
   Cost of sales - products ..............     $      --      $      --      $     9.5      $      --
   Cost of sales - derivatives ...........            --           (2.2)          21.0          (12.9)
   Change in fair value of derivatives ...            --          (10.3)         (87.3)         (23.6)
   Asset impairment ......................            --           16.9           40.8           16.9
   Restructuring expenses ................            --             --                           4.1

-------------------------------
     Charges and credits noted above are detailed as follows:

     o In the first quarter of 2003, cost of sales - products included an increase of $9.5 million in Pioneer's reserves for environmental remediation liabilities, based on a new analysis of environmental concerns at all of Pioneer's plants.

     o In the first quarter of 2003, Pioneer and the Colorado River Commission settled their dispute over certain derivative positions relating to the supply of power to Pioneer's Henderson facility. As a result, the receivable of $21.0 million that Pioneer had recorded for estimated net proceeds from matured derivatives was reversed, and the net liability of $87.3 million that had been recorded for the net mark-to-market loss on outstanding derivative positions was also reversed. In the prior periods, Pioneer recorded $2.2 million and $12.9 million of benefits in cost of sales related to derivatives positions that had matured in the three and twelve months ended December 31, 2002, respectively. Pioneer also recorded $10.3 million and $23.6 million of benefits related to the change in the fair market value of the remaining derivatives positions in the three and twelve months ended December 31, 2002, respectively.

     o Due to continued idling of the Tacoma chlor-alkali facility and uncertainty as to when it might be restarted, Pioneer recorded an impairment charge of $16.9

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

         million in the fourth quarter of 2002. Pioneer recorded an impairment charge of $40.8 million in the first quarter of 2003, since the settlement with the Colorado River Commission resulted in the use of higher-cost power at the Henderson facility, and recognition of an impairment of the facility's asset value.

     o Restructuring charges in 2002 included $2.9 million of severance expense, $0.7 million of Tacoma idling costs and $0.5 million of reorganization-related professional fees.


     Pioneer reported other expense of $5.8 million in 2003, consisting of currency exchange losses. In 2002 there was a currency exchange gain of $0.1 million. For the three months ended December 31, 2003, other expense included $1.3 million of currency exchange loss as compared to $0.1 million of currency exchange gain in the comparable period in the prior year.

          At December 31, 2003, Pioneer had liquidity of $12.4 million, which included cash of $1.9 million and available borrowings under Pioneer's revolving credit facility of $10.5 million, net of letters of credit outstanding as of such date.

     Michael Y. McGovern, Pioneer's President and Chief Executive Officer, stated, "In 2003 Pioneer received major benefits from the settlement of our dispute with CRC and an increase in ECU prices, which reached a three-year high of $406 in the second quarter. However, prices have declined since that peak, and for 2004 we do not currently expect average ECU prices at the 2003 levels, and we currently anticipate a high level of energy costs during 2004. Recently we embarked on an important organizational efficiency project that we believe will produce benefits in other areas of Pioneer's cost structure in the future and make us more competitive."

     Pioneer, based in Houston, manufactures chlorine, caustic soda, bleach, hydrochloric acid and related products used in a variety of applications, including water treatment, plastics, pulp and paper, detergents, agricultural chemicals, pharmaceuticals and medical disinfectants. The Company owns and operates four chlor-alkali plants and several downstream manufacturing facilities in North America.

     The Company has filed its annual report on Form 10-K for the year ended December 31, 2003, and has posted it to its Internet web site, so it is readily accessible.

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
Other information and press releases of Pioneer Companies, Inc. can also be obtained from its Internet web site at www.piona.com.

         Pioneer will conduct a teleconference on April 1, 2004, at 10:00 a.m. Central time in order to discuss its 2003 financial results. Individuals who are interested in listening to the teleconference may call (800) 732-8491 at that time and request to listen to the Pioneer earnings teleconference. A replay of the teleconference will be available from 1:00 p.m. (Central time) on April 1, 2004, until 5:00 p.m. on April 3, 2004, by dialing (800) 633-8284, reservation #21189980.

     Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements relate to matters that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, Pioneer's high financial leverage, global political and economic conditions, the demand and prices for Pioneer's products, Pioneer and industry production volumes, competitive prices, the cyclical nature of the markets for many of Pioneer's products and raw materials, the effect of Pioneer's results of operations on its debt agreements, and other risks and uncertainties described in Pioneer's filings with the Securities and Exchange Commission. Actual outcomes may vary materially from those indicated by the forward-looking statements.

Contact:  Gary Pittman  (713) 570-3200

                             PIONEER COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED                YEAR ENDED
                                                         DECEMBER 31,                  DECEMBER 31,
                                                   ------------------------      ------------------------
                                                      2003           2002           2003           2002
                                                   ---------      ---------      ---------      ---------
Revenues .....................................     $  93,327      $  84,288      $ 378,675      $ 316,907
Cost of sales - product ......................       (89,090)       (77,791)      (340,804)      (296,622)
Cost of sales - derivatives ..................            --          2,194        (20,999)        12,877
                                                   ---------      ---------      ---------      ---------
Total cost of sales ..........................       (89,090)       (75,597)      (361,803)      (283,745)
Gross profit .................................         4,237          8,691         16,872         33,162
Selling, general and administrative expenses..        (3,164)        (6,664)       (23,204)       (23,893)
Change in fair value of derivatives ..........            --         10,300         87,271         23,566
Asset impairment and other items .............          (786)       (16,796)       (41,158)       (20,084)
                                                   ---------      ---------      ---------      ---------
Operating income (loss) ......................           287         (4,469)        39,781         12,751
Interest expense, net ........................        (4,879)        (4,821)       (19,064)       (18,891)
Other income (expense), net ..................        (1,282)            70         (5,816)           602
                                                   ---------      ---------      ---------      ---------
Income (loss) before income taxes.............        (5,874)        (9,220)        14,901         (5,538)
Income tax (expense) benefit .................           684         (2,018)         3,286            781
                                                   ---------      ---------      ---------      ---------
Net income (loss) ............................     $  (5,190)     $ (11,238)     $  18,187      $  (4,757)
                                                   =========      =========      =========      =========

Income (loss) per share:
    Basic ....................................         (0.52)         (1.12)          1.82          (0.48)
    Diluted ..................................         (0.50)         (1.12)          1.79          (0.48)
Weighted average number of shares outstanding:
    Basic ....................................        10,004         10,000         10,002         10,000
    Diluted ..................................        10,327         10,000         10,169         10,000




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
                             PIONEER COMPANIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                               DECEMBER 31,    DECEMBER 31,
                                                                                   2003            2002
                                                                               ------------    ------------
                                      ASSETS

Current assets, excluding derivative asset ..................................   $  61,471       $  62,862
Current derivative asset.....................................................          --          17,834
Net property, plant and equipment ...........................................     189,534         242,269
Other assets ................................................................       3,931          25,755
Non-current derivative asset.................................................          --          41,362
Excess reorganization value over the fair value of identifiable assets ......      84,064          84,064
                                                                                ---------       ---------
Total assets ................................................................   $ 339,000       $ 474,146
                                                                                =========       =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities, excluding derivative liability .........................   $  48,881       $  59,466
Current derivative liability.................................................          --          37,614
Long-term debt, less current portion ........................................     203,803         207,463
Non-current derivative liability ............................................          --         108,852
Other long-term liabilities .................................................      67,326          59,499
Total stockholders' equity ..................................................      18,990           1,252
                                                                                ---------       ---------
Total liabilities and stockholders' equity ..................................   $ 339,000       $ 474,146
                                                                                =========       =========

                             PIONEER COMPANIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                   ------------------------
                                                                      2003           2002
                                                                   ---------      ---------
Operating activities:
  Net income (loss) ..........................................     $  18,187      $  (4,757)
  Adjustments to reconcile net income (loss) to net
       cash flows from operating activities:
     Fresh-start adjustments .................................            --             --
     Debt forgiveness income .................................            --             --
     Depreciation and amortization ...........................        21,551         24,926
     Provision for (recovery of) loss on accounts
       receivable ............................................         1,296           (848)
     Deferred tax benefit ....................................        (3,142)          (781)
     Derivatives - cost of sales and change in fair value ....       (66,272)       (36,443)
     Asset impairment ........................................        40,818         16,941
     (Gain) loss on disposal of assets .......................           761         (1,324)
     Foreign exchange (gain) loss ............................         5,825            (92)
     Net effect of changes in operating assets and
       liabilities ...........................................        (4,763)         2,628
                                                                   ---------      ---------
          Net cash flows from operating activities ...........        14,261            250
                                                                   ---------      ---------
Investing activities:
  Capital expenditures .......................................        (9,998)       (10,615)
  Proceeds from disposal of assets ...........................            --          2,047
                                                                   ---------      ---------
          Net cash flows from investing activities ...........        (9,998)        (8,568)
                                                                   ---------      ---------
Financing activities:
  Debtor-in-possession credit facility, net ..................            --         (6,663)
  Revolving credit borrowings, net ...........................         2,119         14,704
  Repayments on long-term debt ...............................        (7,494)        (1,649)
  Proceeds from issuance of stock ............................             8             --
                                                                   ---------      ---------
          Net cash flows from financing activities ...........        (5,367)         6,392
                                                                   ---------      ---------
Effect of exchange rate changes on cash and
  cash equivalents ...........................................           261          1,091
                                                                   ---------      ---------
Net decrease in cash and cash equivalents ....................          (843)          (835)
                                                                   ---------      ---------
Cash and cash equivalents at beginning of period .............         2,789          3,624
                                                                   ---------      ---------
Cash and cash equivalents at end of period ...................     $   1,946      $   2,789
                                                                   =========      =========


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